Notice of 2002 Annual Meeting of Stockholders
                 ---------------------------------------------

Fellow Stockholder:

     You are cordially invited to attend the 2002 Dixon Ticonderoga Company Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time on March 8, 2002 at our executive offices at 195 International Parkway, Heathrow, Florida 32746, to:

        (1.)    Elect three directors, each for a term of three years;

        (2.)    Conduct other business properly brought before the meeting.

     Stockholders of record at the close of business on January 18, 2002 may vote at the meeting.

     Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so.

     I look forward to seeing you at the meeting.


                                        Sincerely yours,



                                        /s/  Gino N. Pala
                                        ----------------------
                                        Gino N. Pala, Chairman
Heathrow, Florida
February 8, 2002

                                 PROXY STATEMENT
                                       for
                            DIXON TICONDEROGA COMPANY
                       2002 Annual Meeting of Stockholders


                                TABLE OF CONTENTS
                                -----------------

Notice of Annual Meeting.................................................Cover

Information About the Annual Meeting and Voting..............................1

The Dixon Ticonderoga Company Board of Directors and Executive Officers......3

Audit Committee Report.......................................................5

Dixon Ticonderoga Company Stock Owned by Officers and Director...............8

Persons Owning More than Five Percent of Dixon Ticonderoga Company Stock.....9

Performance Graph...........................................................10

Report of the Compensation Committee on Executive Compensation..............11

Executive Compensation Tables...............................................12

Other Matters...............................................................14

     Section 16(a) Beneficial Ownership Reporting Compliance................14

     Stockholder Proposals for the 2003 Annual Meeting......................14

     Solicitation...........................................................14

     Stockholder List.......................................................14

Independent Public Accountants..............................................14

                                 PROXY STATEMENT
                                       for
                            DIXON TICONDEROGA COMPANY
                       2002 Annual Meeting of Stockholders



                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
                 -----------------------------------------------


General
-------

     We sent you this Proxy Statement and the enclosed proxy card because Dixon Ticonderoga Company's Board of Directors is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about February 8, 2002 to all stockholders entitled to vote. The Company will pay the cost of this proxy solicitation. Stockholders who own Dixon Ticonderoga Company common stock at the close of business on January 18, 2002 are entitled to vote. On this record date, there were 3,177,462 shares of common stock outstanding. We are also sending along with this Proxy Statement, the Company's Annual Report on Form 10-K, which includes our financial statements.

Voting Methods
--------------

     You can vote on matters to come before the meeting in two ways:

     (1.) You can come to the Annual Meeting and cast your vote there; or

     (2.) You can vote by signing and returning the enclosed proxy card. If you do so, the individuals named on the card will vote your shares in the manner you indicate.

     Each share of common stock you own entitles you to one vote. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections appointed for that purpose.

Giving Your Proxy to Someone Other than Individuals Designated on the Card
--------------------------------------------------------------------------

     If you want to give your proxy to someone other than individuals noted on the proxy card:

     (1.) Cross out the names of those individuals and insert the name of the individual you are authorizing to vote; or

     (2.) Provide a written authorization to the individual you are authorizing to vote along with your proxy card.

The Quorum Requirement
----------------------

     A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the Company's stockholders are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

Vote Necessary for Action
-------------------------

     Directors are elected by a plurality vote of shares present at the meeting, meaning that the director nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Other action is by an affirmative vote of the majority of the shares present at the meeting. Abstentions and non-votes have the effect of a no vote on matters other than director elections.

Revocability of Proxy
---------------------

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in one of three ways:

     (1.) You may send in another proxy with a later date.

     (2.) You may notify the  Company's  Secretary in writing  before the Annual
          Meeting that you have revoked your proxy.

     (3.) You may vote in person at the Annual Meeting.

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on January 18, 2002, the record date for voting.

Matters Raised at the Meeting not Included in this Statement
------------------------------------------------------------

     We do not know of any matters to be acted upon at the meeting other than those discussed in this statement. If any other matter is presented, proxy holders will vote on the matter in their discretion.



                THE DIXON TICONDEROGA COMPANY BOARD OF DIRECTORS
                             AND EXECUTIVE OFFICERS

Structure
---------

     Our Board of Directors consists of nine seats which are divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term.

     At the 2002 Annual Meeting, the terms of three directors are expiring. Under the Company's Bylaws, the Board of Directors may fill vacancies in Board seats. Proxies cannot be voted for a greater number of persons than the number of nominees named. Those directors nominated for election at this annual meeting would hold office for a three-year term expiring in 2005. Other directors are not up for election this year and will continue in office for the remainder of their terms.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

Directors Nominated This Year for Terms Expiring in 2005
--------------------------------------------------------

     HARVEY L. MASSEY, 60, President and Chief Executive Officer of Massey Services, Inc. (pest control industry) since 1985. Mr. Massey has been a director of the Company since 1999.

     PHILIP M. SHASTEEN, 52, attorney, stockholder and member of the Board of Directors of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A. (law firm) since 1992. Mr. Shasteen has been a director of the Company since 1986. Mr. Shasteen is also a director of Casco International, Inc.

     RICHARD A. ASTA, 45, Executive Vice President of Finance and Chief Financial Officer of the Company since 1990. Mr. Asta was appointed to fill a vacant seat on the Board in 1999.


Your Board of Directors recommends a vote FOR these nominees.

Directors up for Election in 2003
---------------------------------

     BEN BERZIN, JR., 53, Executive Vice President, PNC Bank, N.A. (commercial bank) since 1990. Mr. Berzin has been a director of the Company since 1994.

     KENT KRAMER, 57, Chief Executive Officer of Professional Sports Marketing, Inc. (sports marketing) since 1992. Mr. Kramer has been a director of the Company since 1997.

     DIEGO CESPEDES CREIXELL, 43, President, Grupo Dixon S.A. de C.V., since 1996. Mr. Cespedes was appointed to fill a vacant seat on the Board in 2000.

Directors up for Election in 2004
---------------------------------

     GINO N. PALA, 73, Chairman of the Board of Directors and Co-Chief Executive Officer of the Company since 1999; prior thereto, Chairman, President and Chief Executive Officer of the Company since 1989. Mr. Pala has been a director of the Company since 1978. Mr. Pala is the father-in-law of Mr. Joyce.

     RICHARD F. JOYCE, 46, Vice Chairman of the Board of Directors, President and Co-Chief Executive Officer of the Company since 1999; prior thereto, Vice Chairman, President and Chief Operating Officer of the Company's Consumer Group and Chief Legal Executive since 1996. Mr. Joyce has been a director of the Company since 1982. Mr. Joyce is the son-in-law of Mr. Pala.

     JOHN RITENOUR, 50, Chief Executive Officer, Insurance Office of America (insurance agency) since 1989. Mr. Ritenour was appointed to fill a vacant seat on the Board in 1999.

Board Meetings and Committees
-----------------------------

     The Company's fiscal year runs from October 1 through September 30. In the 2001 fiscal year, our Board met five times. In addition to meetings of the Board, directors attended meetings of individual Board committees and often considered issues separate from these meetings. During the 2001 fiscal year, no director attended fewer than 75% of the Board and committee meetings.

     Our Board has two standing committees.

     The Audit Committee performs certain functions and has responsibilities as set forth in the report below. Present members of the committee are Messrs. Ben Berzin, Jr. (Chairman), Kent Kramer and Harvey L. Massey, all independent (as defined in the American Stock Exchange listing standards) members of the Board. During fiscal 2001, the committee held two meetings. The Board has adopted a written charter for the audit committee.

                             AUDIT COMMITTEE REPORT
                             ----------------------

     The following report has been submitted by the audit committee of the Board.

     The primary function of the audit committee is to assist the Board in fulfilling its oversight responsibilities by reviewing: the financial information that will be provided to the stockholders and others; the systems of internal controls that management and the Board have established; and all audit processes.

     The general responsibilities of the audit committee include: providing open avenues of communication between the independent accountants and the Board; reporting significant audit committee actions to the full Board and making appropriate recommendations to the Board; and conducting or authorizing investigations into matters within the audit committee's scope of responsibility including retaining independent counsel, accountants, or others as necessary to assist in an investigation. The audit committee has adopted a charter that outlines these responsibilities.

     During fiscal year 2001, the audit committee has received disclosure (including the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1) from and discussed with PricewaterhouseCoopers LLP, our independent accountants, regarding its relationships with the company and any other matters required to be discussed with the audit committee. Among those matters, the audit committee believes that any additional non-audit services rendered by the independent accountants were compatible with their ability to maintain their independence. The audit committee has discussed the audited financial statements for fiscal year 2001 and the report thereon with the independent accountants and with management.

     Based upon the review and discussions described above, the audit committee recommended to the Board that the company's audited financial statements for the fiscal year ended September 30, 2001 be included in the company's Annual Report on Form 10-K.

     The foregoing has been approved by all members of the audit committee.

                             Ben Berzin (Chairman)
                                  Kent Kramer
                                Harvey L. Massey

     The Compensation Committee reviews the Company's compensation practices and approves its compensation programs and plans. Present members of the committee are Messrs. John Ritenour (Chairman) and Philip M. Shasteen. During fiscal 2001, the committee held one meeting.

        The Board does not have a nominating committee.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     No compensation committee members are or have been officers or employees of the Company and none had interlocking relationships with any other entities, including any of the type that would be required to be disclosed in this Proxy Statement.

Director Compensation
---------------------

     Of our current Board members, Messrs. Pala, Joyce, Asta and Cespedes are salaried employees of the Company. Board members whom are not salaried employees of Dixon Ticonderoga Company receive separate compensation for Board service. That compensation includes:

            Annual Retainer:       $7,500

            Attendance Fees:       $400 for each Board meeting;
                                   $450 for each Board Committee meeting;
                                   Expenses related to attendance

            Stock Options:         In  2001,  each  non-employee  Director  was
                                   granted  a non-qualified option to purchase
                                   5,000 shares of Company common stock, which vest and which are exercisable at the closing stock price on the day of grant.

     Salaried employee Board members receive attendance fees of $350 for each Board meeting.

Executive Officers
------------------

     In addition to Messrs. Pala, Joyce, Asta and Cespedes, the following persons are executive officers of the Company:

     LEONARD D. DAHLBERG, JR., 51, Executive Vice President of Operations since August 2000; prior thereto Executive Vice President of Procurement since 1999; prior thereto Executive Vice President, Industrial Group from 1996 until 1999; prior thereto Executive Vice President of Manufacturing/Consumer Products
Division from 1995 until 1996; prior thereto Senior Vice President of Manufacturing from 1993 until 1995.

     JOHN ADORNETTO, 60, Vice President and Corporate Controller since 1991.

Employment Agreements
---------------------

      The Company has an employment agreement with Mr. Pala which has a rolling one-year term until the Company or Mr. Pala terminates it. As of December 31, 2001, Mr. Pala is to receive base salary at a rate of not less than $278,800 per annum, subject to increase from time to time in accordance with normal business practices of the Company and, if so increased, the salary may not be decreased. Under the agreement, Mr. Pala is also entitled to participate in other compensation programs and other benefits of the Company.

      The Company may terminate Mr. Pala's employment for cause (as defined in the Agreement), in which case the Company will pay Mr. Pala his full salary through the date of termination. If the Company terminates the agreement other than for cause or other than for Mr. Pala's disability, or if Mr. Pala terminates the agreement for good reason (as defined in the agreement), Mr. Pala will:

     (1.) Continue to receive his full salary through the date of termination;

     (2.) Receive an amount equal to the product of (i) his annual salary, multiplied by (ii) the greater of the number of years remaining in the term of employment under the agreement or the number two, such payment to be made (a) if resulting from a termination based on a change of control of the Company, in a lump sum on or before the fifth day following the date of termination, or (b) if resulting from any other cause, in substantially equal semi-monthly installments; and

     (3.) Receive a bonus in an amount determined by multiplying his base salary by a percentage that is the average percentage of base salary that was paid (or payable) to him as a bonus under any Company bonus plan or arrangement, for the three full fiscal years of the Company immediately preceding the termination.

     The Company has entered into employment agreements with Messrs. Joyce, Asta and Dahlberg which are similar in their terms to the agreement the Company entered into with Mr. Pala, except that Mr. Joyce's, Mr. Asta's and Mr. Dahlberg's minimum salaries as of December 31, 2001, are $225,802, $196,370 and $123,690 per annum, respectively.

Certain Transactions
--------------------

     The Company has loans outstanding to Messrs. Pala, Joyce and Asta in the principal amounts of $204,000, $127,000 and $125,000, respectively. The proceeds of the loans were used by the borrowers to purchase common stock from the Company at the time that they exercised stock options. At the time the shares of common stock are sold, the loans must be repaid. Interest on a portion of the loans accrues at the rate of 8% per annum.

                        DIXON TICONDEROGA COMPANY STOCK
                        OWNED BY OFFICERS AND DIRECTORS

     The following table shows, as of December 31, 2001, the Dixon Ticonderoga Company common stock owned beneficially by the directors, nominees for directors and executive officers of the Company.


-------------------------------------------------------------------------------
                                           Amount and Nature
                                             of Beneficial      Percentage of
Name of Beneficial Owner                       Ownership      Voting Securities
-------------------------------------------------------------------------------

Gino N. Pala                                      941,445(1)            29.2%
Richard F. Joyce                                  112,935(2)             3.5%
Richard A. Asta                                    94,145(3)             2.9%
Diego Cespedes Creixell                            17,500(4)             *
Philip M. Shasteen                                 26,269(5)             *
Ben Berzin, Jr.                                    24,500(5)             *
Kent Kramer                                        20,500(5)             *
Harvey L. Massey                                  110,000(5)             3.5%
John Ritenour                                      20,000(5)             *
Leonard D. Dahlberg, Jr.                           28,094(6)             *
John Adornetto                                     23,605(7)             *
All directors and executive officers as a group 1,441,443(8)            41.8%

* Indicates ownership is less than 1%.
(1)Includes 490,870 shares owned by him over which he has sole voting and investment power and 408,575 shares over which he has sole voting and shared investment power only. In addition, includes an option to purchase 42,000 shares that can be exercised within the next sixty days.
(2)Includes options to purchase 75,000 shares that can be exercised within the next sixty days. Does not include an irrevocable trust having 97,420 shares for which Deborah Joyce (daughter of Gino N. Pala and spouse of Richard F. Joyce) acts as Trustee.
(3)Includes options to purchase 36,000 shares that can be exercised within the next sixty days.
(4)Includes options to purchase 17,500 shares that can be exercised within the next sixty days.
(5)Includes options to purchase 10,000 shares that can be exercised within the next sixty days.
(6)Includes options to purchase 20,000 shares that can be exercised within the next sixty days.
(7)Includes options to purchase 15,000 shares that can be exercised within the next sixty days.
(8)Includes options to purchase 267,500 shares that can be exercised within the next sixty days.

                    PERSONS OWNING MORE THAN FIVE PERCENT OF
                         DIXON TICONDEROGA COMPANY STOCK
                            (As of December 31, 2001)



     The following table shows, as of December 31, 2001, all persons we know to be "beneficial owners" of more than 5% of Dixon Ticonderoga Company common stock.(1)



-------------------------------------------------------------------------------------------
                                    Voting         Dispositive
                                   Authority        Authority     Total Amount
                                   ---------        ---------     Of Beneficial     Percent
Name and Address                 Sole    Shared   Sole    Shared    Ownership      Of Class
-------------------------------------------------------------------------------------------
Gino N. Pala                    941,445    -0-    490,870  408,575    941,445        29.2%
c/o Dixon Ticonderoga Company
195 International Parkway
Heathrow, FL  32746


(1) "Beneficial Ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially own" Company stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days.

                                PERFORMANCE GRAPH
                                -----------------

     The graph below compares the five-year total return to stockholders for Company common stock with the comparable return of the two indexes listed. The graph assumes that you invested $100 in Company common stock and in each of the indexes on December 31, 1996. Points on the graph represent the performance as of the last business day of the years indicated.



              Comparison of Five Year Cumulative Total Stockholder
              ----------------------------------------------------

       Return* Among Dixon Ticonderoga Company, Russell 2000 and Peer Group
       -------------------------------------------------------------------


                                [OBJECT OMITTED]



--------------------------------------------------------------------------------
December 31,                            1996    1997   1998   1999   2000  2001
--------------------------------------------------------------------------------
Dixon Ticonderoga Company                100     169    121    107    61    33
Russell 2000                             100     133    108    128   158   125
Peer Group                               100     119     84     51    50    48
--------------------------------------------------------------------------------

* $100 INVESTED ON 9/30/1996 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING SEPTEMBER 30.

                      REPORT OF THE COMPENSATION COMMITTEE
                      ------------------------------------

                            ON EXECUTIVE COMPENSATION
                            -------------------------

     The Committee reviews and recommends to the Board compensation for the Company's executive officers only. Compensation for other Company employees is determined by the Company's executive officers. All executive compensation is determined under the guidelines established by the Company's previously adopted Management Incentive Program ("MIP"). Adjustments may be made for customs applicable to any foreign-based executive officers. Factors that are considered under the MIP guidelines include: corporate performance, business unit performance and personal performance. The corporate performance rating is largely based upon a metric which measures creation of value for Company stockholders. The business unit ratings are based primarily on a similar metric, profit performance, and budgetary success. The personal performance can include such factors as meeting set strategic planning goals and certain other key performance metrics.

     Under the MIP, incentive awards are made annually to key management employees as determined by top corporate management and approved by the Committee. Awards may include both cash and stock incentives. The objectives of the MIP are to motivate and reward the accomplishment of corporate and business unit annual objectives, reinforce a strong performance orientation and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, year-end cash bonus awards are paid only upon the achievement of performance objectives established for the fiscal year. Appropriate performance objectives are established for each fiscal year in support of the Company's annual strategic plan. Stock options may also be granted to key employees as part of the Company's incentive program. During fiscal 2001, 108,800 stock options were granted to executive officers of the Company.

     The Committee meets annually to evaluate the Chairman and Co-Chief Executive Officer's performance. The Company's 2001 operating performance improved significantly over 2000 and the Committee rated highly the Chairman's role in accomplishing certain specific strategic objectives, principally regarding restructuring and cost reduction efforts. His salary was not increased in 2001. He received a bonus of $11,000 under the Management Incentive Program described above. The Committee also approved a bonus of $9,393 for the President and Co-Chief Executive Officer, reflecting his participation in the initiatives discussed above.

     The  foregoing  report is  submitted  by the  members  of the  Compensation
Committee:

                                        John Ritenour (Chairman)
                                        Philip M. Shasteen

                          EXECUTIVE COMPENSATION TABLES
                          -----------------------------

     The following tables show salaries, bonuses and other compensation paid during the last three fiscal years and aggregate options granted in 2001 for the Chairman and Co-Chief Executive Officer, the President and Co-Chief Executive Officer and the Company's other executive officers. No options were granted to executive officers in fiscal 1999 or 2000.


--------------------------------------------------------------------------------
                           Summary Compensation Table
                           --------------------------
                                                                     Long-Term
                        .........Annual.....Compensation.........  Compensation
                                                                      Awards
-------------------------------------------------------------------------------
                                                       Other        Securities
      Name and                                         Annual       Underlying
Principal Position        Year    Salary    Bonus   Compensation(1) Options (#)
-------------------------------------------------------------------------------
Gino N. Pala               2001  $278,800  $ 11,000   $ 41,096      26,600
  Chairman and Co-Chief    2000  $278,800  $  7,000   $ 52,179          -0-
  Executive Officer        1999  $253,800  $127,538   $ 76,768          -0-

-------------------------------------------------------------------------------

Richard F. Joyce           2001  $223,269  $  9,393   $ 32,525      31,500
  President and Co-Chief   2000  $217,118  $  7,000   $ 30,779          -0-
  Executive Officer        1999  $158,600  $  2,538   $ 39,786          -0-
-------------------------------------------------------------------------------

Richard A. Asta            2001  $194,423  $  7,549   $ 25,911      19,800
  Executive Vice President 2000  $188,798  $  9,562   $ 33,861          -0-
  of Finance and Chief     1999  $155,590  $ 52,538   $ 53,623          -0-
  Financial Officer
-------------------------------------------------------------------------------

Diego Cespedes Creixell    2001  $149,633  $  8,417   $ 21,032      15,000
  President, Grupo Dixon   2000  $133,530  $  5,459   $129,678          -0-
  S.A. de C.V.             1999  $125,971  $ 17,741   $ 61,764          -0-

-------------------------------------------------------------------------------

Leonard D. Dahlberg, Jr.   2001  $121,896  $  9,277   $ 13,791       7,800
  Executive Vice President 2000  $117,800  $  4,712   $ 14,650          -0-
  of Operations            1999  $113,300  $ 14,532   $ 13,284          -0-
-------------------------------------------------------------------------------

John Adornetto             2001  $120,433  $  7,120   $  7,037       8,100
  Vice President and       2000  $117,600  $  7,056   $  8,233          -0-
  Corporate Controller     1999  $111,446  $  2,251   $  9,258          -0-
-------------------------------------------------------------------------------

(1)The totals in this column reflect the aggregate value of the Company contributions under a modified 401(k) Thrift Plan, 401(k) Mirror Plan, gain from the exercise of stock options and subsidiary stock bonus plan, directors fees and perquisites (including personal and non-plan benefits).

                     Aggregated Option Exercises in 2001 and
                           2001 Year-End Option Values

                                                Number of Securities      Value of Unexercised
                                              Underlying  Unexercised     In-the-Money Options
                        Shares                  Options at Year-End          at Year-End(1)
                       Acquired    Value      -------------------------  -------------------------
Name                  on Exercise  Realized   Exercisable Unexercisable  Exercisable Unexercisable
--------------------------------------------------------------------------------------------------

Gino N. Pala              -0-        -0-        42,000        26,600         -0-         -0-
Richard F. Joyce          -0-        -0-        75,000        31,500         -0-         -0-
Richard  A. Asta          -0-        -0-        36,000        19,800         -0-         -0-
Diego Cespedes Creixell   -0-        -0-        17,500        15,000         -0-         -0-
Leonard D. Dahlberg, Jr.  -0-        -0-        20,000         7,800         -0-         -0-
John  Adornetto           -0-        -0-        15,000         8,100         -0-         -0-

--------------------------------------------------------------------------------------------------

(1)Calculated on the basis of the fair market value of the underlying common stock at year-end minus the exercise price. "In-the-money" stock options are options for which the exercise price is less than the market price of the underlying common stock on a particular date. None of the stock options summarized above were in-the-money options at the end of 2001.

     The following tables sets forth options to purchase shares of the Company's Common Stock granted in fiscal 2001.


                         Options Granted in Fiscal 2001
                         ------------------------------

                                    % of Total
                                     Options
                                    Granted in   Exercise    Final     Assumed Stock   Assumed Stock
                          Options     Year of     or Base  Expiration  Appreciation     Appreciation
Name and Title          Granted (#)   Grant       Price      Date        5% ($)            10% ($)
---------------------------------------------------------------------------------------------------
Gino N. Pala               26,600       16.6%     $ 3.70     05/09      $ 41,829        $ 98,125
Chairman and Co-Chief
Executive Officer


Richard F. Joyce           31,500       19.7%     $ 3.70     05/09      $ 49,534        $116,200
President and Co-Chief
Executive Officer


Richard A. Asta            19,800       12.4%     $ 3.70     05/09      $ 31,136        $ 73,040
Executive Vice
President and Chief
Financial Officer


Diego Cespedes Creixell    15,000       9.4%      $ 3.81     03/09      $ 24,289        $ 56,979
President, Grupo Dixon
S.A. de C.V.


Leonard D. Dahlberg, Jr     7,800       4.9%      $ 3.70     05/09      $ 12,266        $ 28,773
Executive Vice
President of Operations


John Adornetto              8,100       5.1%      $ 3.70     05/09      $ 12,737        $ 29,880
Vice President and
Corporate Controller


                                  OTHER MATTERS
                                  -------------

Section 16(a) Beneficial Ownership Reporting Compliance
-------------------------------------------------------

     Based solely upon a review of our records, all reports required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

Stockholder Proposals for the 2003 Annual Meeting
-------------------------------------------------

     If you want to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for possible inclusion in the Company's 2002 Proxy Statement, you must do so on or before October 11, 2002. Notice to the Company of a stockholder proposal submitted other than pursuant to Rule 14a-8 will be considered untimely, and you may not bring it before the 2003 Annual Meeting, if we receive it after December 25, 2002.

Solicitation
------------

     The Company is soliciting this proxy at its expense on behalf of its Board of Directors. This solicitation is being made by mail but also may be made by telephone or in person.

Stockholder List
----------------

     A stockholder list will be available for your examination during normal business hours at the Company's executive offices at 195 International Parkway, Heathrow, FL 32746, at least ten days prior to the annual meeting.


                         INDEPENDENT PUBLIC ACCOUNTANTS
                         ------------------------------

     Representatives of PricewaterhouseCoopers will be in attendance at the Annual Meeting and will have an opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions from the stockholders

Audit Fees
----------

     Based on a recommendation from the Company's Audit Committee, the Board of Directors of the Company has selected PricewaterhouseCoopers to continue to serve as the Company's auditor for the 2002 fiscal year. The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $257,000.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     PricewaterhouseCoopers LLP did not provide the Company with services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All Other Fees
--------------

     The aggregate fees billed by PricewaterhouseCoopers LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended September 30, 2001, were $107,000 and consisted principally of fees for audits of the Company's benefit plans and fees for tax-related services. In reviewing non-audit services that may have been provided by PricewaterhouseCoopers LLP, including any services under "Financial Information Systems Design and Implementation Fee," above, the Company's Audit Committee considered whether the provision of such services was compatible with maintaining the independence of PricewaterhouseCoopers LLP.

                            Dixon Ticonderoga Company
                            195 International Parkway
                               Heathrow, FL 32746


                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 8, 2002
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           -----------------------------------------------------------


     The undersigned hereby appoints Gino N. Pala and Richard F. Joyce, and each or either of them, proxies, with full power of substitution in each of them, in the name, place, and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Dixon Ticonderoga Company on March 8, 2002, at 10:00 a.m. Eastern Standard Time, or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

     THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1.    Election of Directors

|_| For all nominees  listed below (except as marked to the contrary  below)

|_| Withhold Authority to vote for all nominees listed below

         Harvey L. Massey         Philip M.Shasteen         Richard A. Asta

          (Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space below.
           Do not mark "Withhold Authority" above unless you intend to withhold authority to vote for both nominees.)

        ----------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

                                          Record Date Shares: _________________

Dated:  ________________,2002             _____________________________________
                                          Signature of Shareholder

                                          _____________________________________
                                          Signature of Shareholder